Exhibit 99.1
Ranpak Holdings Corp. Reports Fourth Quarter and Full Year 2024 Financial Results
•Net revenue for the fourth quarter increased 16% year over year to $105.0 million and increased 17% year over year on a constant currency basis
•Net loss for the fourth quarter of $8.0 million compared to net loss of $9.3 million for the prior year period
•Adjusted EBITDA (“AEBITDA”) for the fourth quarter of $25.3 million up 8%, or $1.8 million, year over year, up 8% on a constant currency basis
•Packaging System placement up 1% year over year to approximately 142.7 thousand machines at December 31, 2024
CONCORD TOWNSHIP, Ohio, March 6, 2025 – Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection and end-of-line automation solutions for e-commerce and industrial supply chains, today reported its fourth quarter 2024 financial results.
Omar Asali, Chairman and Chief Executive Officer, commented, “We are pleased to finish 2024 on a really positive note with the fourth quarter delivering double digit volume and top-line growth. Volume growth of 12% and 16% net revenue growth across the organization was driven by North American e-commerce activity which experienced a strong holiday season overall as well as the impact of plastic to paper shift among strategic accounts. This translated into 8% growth in AEBITDA on a constant currency basis in the quarter due to the mix impact of more e-commerce business relative to industrial products. Our strong fourth quarter performance propelled us to achieve 10% volume and net revenue growth for the year and 14% growth in AEBITDA on a constant currency basis. The strategic account activity foundation we had been building and discussing for the past couple of years drove strong results in 2024 in a challenging environment and provides Ranpak with an excellent springboard going into 2025.
We were pleased to announce in January 2025 that we signed a warrant transaction with Amazon. We believe this agreement provides economic alignment for continued growth which we believe aligns us well to continue to grow organically with our largest customer. In our opinion, this agreement is a testament to the innovation and execution the Ranpak team has delivered and value we can bring to the world’s most discerning organizations. Ranpak is a differentiated value-added partner in protective packaging and Automation and the world is taking notice.”
Constant Currency
We operate globally, and a substantial portion of our net revenue and operations is denominated in foreign currencies, primarily the Euro.
We are changing our presentation of supplemental non-GAAP constant currency metrics, beginning with our 2024 results, to no longer utilize an exchange rate of 1 Euro to 1.15 U.S. Dollar (“USD”) when calculating and discussing these metrics. In calculating the Constant Currency (Non-GAAP) % Change, the fiscal year and fourth quarter 2024 results are translated at an exchange rate of 1 Euro to 1.0818 USD and 1 Euro to 1.0766 USD, respectively, which represents the average exchange rates for the comparable periods in 2023, when comparing current results to the prior year. We believe that our Constant Currency (Non-GAAP) % Change presentation provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Refer to the section below entitled “Non-GAAP Measures” and the related reconciliations and comparisons of U.S. GAAP statement of operations data to non-GAAP measures below.
For ease of reference as we transition to this new presentation, below is a presentation of (i) net revenue and net income as presented in accordance with US GAAP, (ii) net revenue and AEBITDA, in each case presented on an adjusted basis, with the fiscal year and fourth quarter 2024 translated at an exchange rate of 1 Euro to 1.0818 USD and 1 Euro to 1.0766 USD, respectively, which represents the average exchange rates for the comparable periods in 2023 and (iii) net revenue and

AEBITDA, in each case presented on an adjusted basis, with the fiscal year and fourth quarter 2024 translated at an exchange rate of 1 Euro to $1.15 USD. Amounts in the table are presented in millions (USD).

	U.S. GAAP
	FY 2024	Q4 2024
Net revenue	$369	$105
Net loss	$(19)	$(8)

	Current Presentation - Constant Currency (1)
	Non-GAAP Constant Currency		FY 2024 Guidance
	FY 2024	Q4 2024	Low	High
Net revenue	$369	$105	$357	$376
Adjusted EBITDA (Constant Currency)	$84	$25	$77	$85
Please refer to “Non-GAAP Measures” in this press release for an explanation and related reconciliation of the Company’s non-GAAP financial measures and further discussion related to certain other non-GAAP metrics included in this press release.
____________________
(1) Under the current presentation of non-GAAP constant currency results, the current year results have been translated at the comparable prior year period’s average exchange rate of 1 Euro to 1.0818 USD for fiscal year 2024 and 1.0766 USD for the fourth quarter of 2024, respectively. FY 2024 Guidance has been recalculated in a manner consistent with the current year presentation using the comparable prior period’s average exchange rate of 1.0818 USD.

	Prior Presentation - Constant Currency (1)
	Non-GAAP Constant Currency		FY 2024 Guidance
	FY 2024	Q4 2024	Low	High
Net revenue	$382	$109	$370	$390
Adjusted EBITDA (Constant Currency)	$87	$26	$80	$89
Please refer to “Non-GAAP Measures” in this press release for an explanation and related reconciliation of the Company’s non-GAAP financial measures and further discussion related to certain other non-GAAP metrics included in this press release.
____________________
(1) Under the prior presentation of non-GAAP constant currency results, a fixed exchange rate of 1 Euro to 1.15 USD was used.

Outlook for 2025
On a constant currency basis, we are forecasting net revenue growth in the area of 5% – 11% and AEBITDA growth of 5% – 16% calculated by translating forecasted 2025 metrics at an exchange rate of 1 Euro to 1.0822 USD, which represents the average exchange rate for 2024). This results in a range of $387 – $409 million in net revenue and $88 – $97 million for AEBITDA. This guidance reflects the expectation of a reported non-cash net revenue and AEBITDA reduction of between $3 million and $5 million in 2025 related to the recognition of Warrant expense against Amazon revenue.
Our outlook reflects our expectation of increased contributions from strategic accounts in North America and a somewhat improving operating environment in the region as well as a continued somewhat challenging operating environment in Europe/Asia. We expect to grow volumes in the mid to high single digits after a robust volume growth year in 2024 and expect Automation to grow approximately 50%. Our focus for 2025 is to continue volume growth in PPS, scale Automation, and focus on cash generation to de-lever and get on the path to a leverage ratio of below 3.0x net debt to Adjusted EBITDA.
Fourth Quarter 2024 Highlights
•Net revenue increased 16% and increased 17% on a constant currency basis
•Net loss of $8.0 million compared to net loss of $9.3 million for the prior year period
•AEBITDA1 of $25.3 million for the three months ended December 31, 2024 is up 8% and up 8% on a constant currency basis
•Packaging systems placement increased 1% year over year, to approximately 142.7 thousand machines as of December 31, 2024
Net revenue for the fourth quarter of 2024 was $105.0 million compared to $90.4 million in the fourth quarter of 2023, an increase of $14.6 million or 16% year over year. Net revenue was positively impacted by an increase in void-fill, wrapping, and other net revenue, partially offset by a decrease in cushioning. Other net revenue includes automated box sizing equipment and non-paper revenue from packaging systems installed in the field, such as systems accessories. Cushioning decreased $5.0 million, or 14%, to $30.9 million from $35.9 million; void-fill increased $13.9 million, or 36%, to $52.3
1 Please refer to “Non-GAAP Measures” in this press release for an explanation and related reconciliation of the Company’s non-GAAP financial measures and further discussion related to certain other non-GAAP metrics included in this press release.

million from $38.4 million; wrapping increased $1.4 million, or 14%, to $11.6 million from $10.2 million; and other net revenue increased $4.3 million, or 73%, to $10.2 million from $5.9 million for the fourth quarter of 2024 compared to the fourth quarter of 2023. The increase in void-fill was primarily due to increased volume from e-commerce activity in North America. The increase in net revenue is quantified by an increase in the volume of sales of our paper consumable products of approximately 12% and a 5% increase in sales of automated box sizing equipment, with an insignificant impact from price/mix. On a constant currency basis, net revenue increased 17% in the fourth quarter 2024 compared to the fourth quarter of 2023.
Full Year 2024 Highlights
•Net revenue increased 10% and increased 10% on a constant currency basis
•Net loss of $18.7 million compared to net loss of $27.1 million for the prior year period
•AEBITDA of $83.8 million for the year ended December 31, 2024 is up 14% and up 14% on a constant currency basis
Balance Sheet and Liquidity
Ranpak completed the fourth quarter of 2024 with a strong liquidity position, including a cash balance of $76.1 million and no borrowings on its $50.0 million Revolving Credit Facility, which matures in December 2029. As of December 31, 2024, the Company had $410.0 million outstanding under its USD-denominated first lien term facility, which matures in December 2031.
The following table presents Ranpak’s installed base of protective packaging systems by product line as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023	Change	% Change
PPS systems	(in thousands)
Cushioning	34.4	34.8	(0.4)	(1.1)
Void-Fill	85.7	83.7	2.0	2.4
Wrapping	22.6	22.7	(0.1)	(0.4)
Total	142.7	141.2	1.5	1.1
Conference Call Information
The Company will host a conference call and webcast at 8:30 a.m. (ET) on Thursday, March 6, 2025. The conference call and earnings presentation will be webcast live at the following link: https://events.q4inc.com/attendee/449556914. Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (800) 715-9871 and use the Conference ID: 5813434.
A telephonic replay of the webcast also will be available starting at 11:30 a.m. (ET) on Thursday, March 6, 2025 and ending at 11:59 p.m. (ET) on Thursday, March 13, 2025. To listen to the replay, please dial (800) 770-2030 and use the passcode: 5813434.
Note Regarding Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release include, for example, statements about our expectations around the future performance of the business, including our forward-looking guidance.
The forward-looking statements contained in this news release are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (i) our inability to secure a sufficient supply of paper to meet our production requirements; (ii) the impact of rising prices on production inputs, including labor, energy, and freight on our results of operations; (iii) the impact of the price of kraft paper on our results of operations; (iv) our reliance on third party suppliers; (v) geopolitical conflicts and other social and political unrest or potential tariffs on the import of goods; (vi) the high degree of competition and continued consolidation in the markets in which we operate; (vii) consumer sensitivity to increases in the prices of our products, changes in consumer preferences with respect to paper products generally or customer inventory rebalancing; (viii) economic, competitive and market conditions generally, including macroeconomic uncertainty, the impact of inflation, and variability in energy, freight, labor and other input costs; (ix) the loss of certain customers; (x) our failure to develop new products that meet our sales or margin expectations or the failure of those products to achieve market acceptance; (xi) our ability to achieve our environmental, social and governance (“ESG”) goals and maintain the sustainable nature of our product portfolio and fulfill our obligations under evolving ESG standards; (xii) our ability to fulfill our obligations under new disclosure regimes relating to ESG matters, such as the European Sustainability Disclosure Standards recently adopted by the European Union (“EU”) under the EU’s Corporate Sustainability Reporting Directive (“CSRD”); (xiii) our future operating results fluctuating, failing to match performance or to meet expectations; (xiv) our ability to fulfill our public company obligations; and (xv) other risks and uncertainties indicated from time to time in filings made with the SEC.
Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Ranpak Holdings Corp.
Unaudited Condensed Consolidated Statements of Operations
and Comprehensive Income (Loss)
(in millions, except share and per share data)

	Three Months Ended December 31,
	2024	2023
Net product revenue	$91.6	$77.6
Machine lease revenue	13.4	12.8
Net revenue	105.0	90.4
Cost of product sales	54.8	47.3
Cost of leased machines	8.8	9.0
Gross profit	41.4	34.1
Selling, general and administrative expenses	27.9	27.4
Depreciation and amortization expense	10.2	9.6
Other operating expense, net	1.9	1.7
Loss from operations	1.4	(4.6)
Interest expense	7.8	5.9
Foreign currency gain	(0.5)	(0.5)
Loss on extinguishment of debt	4.8	—
Other non-operating expense, net	0.1	0.6
Loss before income tax benefit	(10.8)	(10.6)
Income tax benefit	(2.8)	(1.3)
Net loss	$(8.0)	$(9.3)

Basic and diluted loss per share	$(0.10)	$(0.11)

Weighted average number of shares outstanding – Class A and C – basic and diluted	83,251,073	82,601,968

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	(5.6)	$3.0
Interest rate swap adjustments	—	(2.6)
Total other comprehensive income (loss), before tax	(5.6)	0.4
Provision (benefit) for income taxes related to other comprehensive income (loss)	1.5	(1.7)
Total other comprehensive income (loss), net of tax	(7.1)	2.1
Comprehensive loss, net of tax	$(15.1)	$(7.2)

Ranpak Holdings Corp.
Unaudited Condensed Consolidated Statements of Operations
and Comprehensive Income (Loss)
(in millions, except share and per share data)

	Year Ended December 31,
	2024	2023	2022
Net product revenue	$315.5	$284.8	$276.4
Machine lease revenue	53.4	51.5	50.1
Net revenue	368.9	336.3	326.5
Cost of product sales	202.9	181.3	192.6
Cost of leased machines	26.2	31.7	34.3
Gross profit	139.8	123.3	99.6
Selling, general and administrative expenses	111.9	91.8	105.5
Depreciation and amortization expense	35.1	33.8	32.1
Other operating expense, net	5.6	5.2	4.5
Loss from operations	(12.8)	(7.5)	(42.5)
Interest expense	28.6	24.3	20.7
Foreign currency gain	(1.6)	(0.3)	(2.2)
Loss on extinguishment of debt	4.8	—	—
Other non-operating income, net	(20.9)	(0.2)	(4.3)
Loss before income tax benefit	(23.7)	(31.3)	(56.7)
Income tax benefit	(5.0)	(4.2)	(15.3)
Net loss	$(18.7)	$(27.1)	$(41.4)

Basic and diluted loss per share	$(0.23)	$(0.33)	$(0.51)

Weighted average number of shares outstanding – Class A and C – basic and diluted	83,059,187	82,374,605	81,877,334

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	$(4.2)	$2.0	$(7.2)
Interest rate swap adjustments	(3.4)	(7.9)	14.1
Total other comprehensive income (loss), before tax	(7.6)	(5.9)	6.9
Provision (benefit) for income taxes related to other comprehensive income (loss)	0.7	(2.8)	4.3
Total other comprehensive income (loss), net of tax	(8.3)	(3.1)	2.6
Comprehensive loss, net of tax	$(27.0)	$(30.2)	$(38.8)

Ranpak Holdings Corp.
Unaudited Condensed Consolidated Balance Sheets
(in millions, except share data)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$76.1	$62.0
Accounts receivable, net	43.9	31.6
Inventories	21.7	17.3
Income tax receivable	1.8	0.9
Prepaid expenses and other current assets	7.7	13.1
Total current assets	151.2	124.9
Property, plant, and equipment, net	137.6	142.1
Operating lease right-of-use assets, net	20.9	23.7
Goodwill	443.7	450.1
Intangible assets, net	312.2	345.4
Deferred tax assets	0.1	0.1
Other assets	38.5	36.4
Total assets	$1,104.2	$1,122.7
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$26.9	$17.6
Accrued liabilities and other	28.1	22.1
Current portion of long-term debt	5.6	2.5
Operating lease liabilities, current	4.0	3.8
Deferred revenue	3.4	2.0
Total current liabilities	68.0	48.0
Long-term debt	400.8	397.8
Deferred tax liabilities	59.6	71.6
Derivative instruments	1.3	6.3
Operating lease liabilities, non-current	20.8	24.7
Other liabilities	2.8	2.3
Total liabilities	553.3	550.7
Commitments and contingencies
Shareholders' equity
Class A common stock, $0.0001 par, 200,000,000 shares authorized at December 31, 2024 and 2023; shares issued and outstanding: 83,267,367 and 79,684,170 at December 31, 2024 and 2023, respectively	—	—
Convertible Class C common stock, $0.0001 par, 200,000,000 shares authorized at December 31, 2024 and 2023; shares issued and outstanding: 0 and 2,921,099 at December 31, 2024 and 2023	—	—
Additional paid-in capital	699.6	693.7
Accumulated deficit	(142.5)	(123.8)
Accumulated other comprehensive income (loss)	(6.2)	2.1
Total shareholders' equity	550.9	572.0
Total liabilities and shareholders' equity	$1,104.2	$1,122.7

Ranpak Holdings Corp.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Year Ended December 31,
	2024	2023	2022
Cash Flows from Operating Activities
Net loss	$(18.7)	$(27.1)	$(41.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	65.3	69.6	69.0
Amortization of deferred financing costs	2.8	2.2	1.5
Loss on disposal of property, plant, and equipment	1.2	1.4	1.1
Loss on extinguishment of debt	4.8	—	—
Gain on sale of patents	(5.4)	—	—
Deferred income taxes	(9.5)	(5.9)	(19.7)
Amortization of initial value of interest rate swap	(1.2)	(2.4)	(0.8)
Foreign currency gain	(1.6)	(0.3)	(2.2)
Stock-based compensation expense	6.3	(10.2)	18.3
Amortization of cloud-based software implementation costs	3.6	3.0	2.8
Unrealized (gain) loss on strategic investments	0.4	—	(3.9)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(11.6)	6.9	9.1
(Increase) decrease in inventories	(4.8)	5.3	7.6
(Increase) decrease in income tax receivable	(0.9)	0.4	0.6
(Increase) decrease in prepaid expenses and other current assets	0.6	(2.3)	(1.6)
Increase (decrease) in accounts payable	9.1	(0.7)	(12.4)
Increase (decrease) in accrued liabilities and other	7.4	6.6	(14.4)
Change in other assets and liabilities	(6.4)	6.1	(12.5)
Net cash provided by operating activities	41.4	52.6	1.1
Cash Flows from Investing Activities
Purchases of converter equipment	(28.3)	(31.4)	(31.6)
Purchases of other property, plant, and equipment	(4.8)	(23.9)	(13.2)
Proceeds from sale of patents	5.4	—	—
Proceeds from sale of property, plant, and equipment	—	2.9	—
Cash paid for strategic investments	(4.8)	—	(2.1)
Cash inflow from settlement of net investment hedges	—	—	10.0
Patent and trademark expenditures	—	—	(1.0)
Net cash used in investing activities	(32.5)	(52.4)	(37.9)
Cash Flows from Financing Activities
Proceeds from debt facilities	410.0	—	—
Principal payments on term loans	(390.9)	(1.9)	(1.1)
Payment of exit costs related to debt facilities	(4.3)	—	—
Financing costs of debt facilities	(10.4)	(1.0)	—
Proceeds from equipment financing	0.7	3.2	—
Payments on equipment financing	(1.5)	(0.5)	—
Payments on finance lease liabilities	(1.4)	(1.1)	(0.9)
Tax payments for withholdings on stock-based awards distributed	(0.4)	(0.5)	(2.5)
Net cash provided by (used in) financing activities	1.8	(1.8)	(4.5)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	3.4	0.8	0.2
Net Increase (Decrease) in Cash and Cash Equivalents	14.1	(0.8)	(41.1)
Cash and Cash Equivalents, beginning of period	62.0	62.8	103.9
Cash and Cash Equivalents, end of period	$76.1	$62.0	$62.8

Non-GAAP Measures
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA (“AEBITDA”)
Our consolidated financial statements are prepared in accordance with U.S. GAAP. We also present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA (“AEBITDA”), which are non-GAAP financial measures, because they are key measures used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA and AEBITDA can provide a useful measure for period-to-period comparisons of our primary business operations. We believe that EBITDA and AEBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
EBITDA is a non-GAAP financial measure that we calculate as net loss, adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.
AEBITDA is a non-GAAP financial measure that we calculate as net loss, adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; foreign currency (gain) loss; amortization of cloud-based software implementation costs; and, in certain periods, other income and expense items.
We reconcile this data to our U.S. GAAP data based on our historical financial statements included elsewhere herein for the same period for the three months and years ended December 31, 2024 and 2023.
Constant Currency
We operate globally, and a substantial portion of our net revenue and operations is denominated in foreign currencies, primarily the Euro. We calculate the year over-year impact of foreign currency movements using prior period foreign currency rates applied to current year results. These “constant currency” change amounts are non-GAAP measures and are not in accordance with, or an alternative to, measures prepared in accordance with U.S. GAAP. In addition, constant currency change measures are not based on any established set of accounting rules or principles.
We are changing our presentation of supplemental non-GAAP constant currency metrics, beginning with our 2024 results, to no longer utilize an exchange rate of 1 Euro to 1.15 USD when calculating and discussing these metrics. In calculating the Constant Currency (Non-GAAP) % Change, the current period results are translated at the average exchange rate for the comparable period, when comparing current results to the prior year. We believe that our Constant Currency (Non-GAAP) % Change presentation provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Cautionary Notice Regarding Non-GAAP Measures
Non-GAAP measures, such as EBITDA, AEBITDA, and constant currency change, have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. In particular, non-GAAP financial measures should not be viewed as substitutes for, or superior to, net loss prepared in accordance with U.S. GAAP as a measure of profitability or liquidity. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and AEBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and AEBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and AEBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•AEBITDA does not consider the potentially dilutive impact of stock-based compensation, and in certain periods, other income and expense items, such as restructuring and integration costs;
•constant currency change measures exclude the foreign currency exchange rate impact on our foreign operations; and
•other companies, including companies in our industry, may calculate EBITDA, AEBITDA, and constant currency change differently, which reduces their usefulness as comparative measures.
This press release also includes forecasts for certain non-GAAP metrics. Our forecast of 2025 net revenue is calculated by translating forecasted 2025 net revenue at an exchange rate of 1 Euro to 1.0822 USD, which represents the average exchange rate for 2024. A reconciliation of our forecast for AEBITDA for 2025 to a forecast for GAAP net income cannot be provided without unreasonable effort because we are unable to forecast with reasonable certainty several of the items necessary to calculate such comparable GAAP measure, including asset impairments, integration related expenses, reorganizations and discontinued operations related expenses, legal settlement costs, as well as other unusual or non-recurring gains or losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. We believe the inherent uncertainties in reconciling such non-GAAP measures for projected periods to the most comparable GAAP measures would make the forecasted comparable GAAP measures difficult to predict with reasonable certainty or reliability.

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation and Comparison of GAAP Statement of Operations Data to Non-GAAP EBITDA and AEBITDA
For the Fourth Quarter of 2024 and 2023 (in millions)
Please refer to our discussion and definitions of Non-GAAP financial measures
Dollar amounts are presented in millions. “NM” represents “not meaningful.”

	Non-GAAP Measures				Constant Currency (Non-GAAP) % Change (6)
	Three Months Ended December 31,
	2024	2023	$ Change	% Change
Net loss	$(8.0)	$(9.3)	$1.3	(14.0)	(14.0)

Depreciation and amortization expense – COS	5.7	10.6	(4.9)	(46.2)
Depreciation and amortization expense – D&A	10.2	9.6	0.6	6.3
Interest expense	7.8	5.9	1.9	32.2
Income tax benefit	(2.8)	(1.3)	(1.5)	115.4
EBITDA(1)	12.9	15.5	(2.6)	(16.8)	(18.1)

Adjustments(2):
Foreign currency gain	(0.5)	(0.5)	—	—
Non-cash impairment losses	0.3	0.6	(0.3)	(50.0)
M&A, restructuring, severance	2.8	2.8	—	—
Stock-based compensation expense	1.7	1.6	0.1	6.3
Amortization of cloud-based software implementation costs(3)	1.0	0.8	0.2	25.0
Cloud-based software implementation costs (4)	0.3	1.2	(0.9)	(75.0)
SOX remediation costs	1.2	0.8	0.4	50.0
Loss on extinguishment of debt	4.8	—	4.8	NM
Other adjustments (5)	0.8	0.7	0.1	14.3
AEBITDA(1)	$25.3	$23.5	$1.8	7.7	7.7
_________________________________________________
(1)Reconciliations of EBITDA and AEBITDA for each period presented are to net loss, the nearest U.S. GAAP equivalent.
(2)Adjustments are related to non-cash unusual or infrequent costs such as: effects of non-cash foreign currency remeasurement or adjustment; impairment of returned machines; costs associated with the evaluation of acquisitions; costs associated with executive severance; costs associated with restructuring actions such as plant rationalization or realignment, reorganization, and reductions in force; costs associated with the implementation of the global ERP system; and other items deemed by management to be unusual, infrequent, or non-recurring.
(3)Represents amortization of capitalized costs primarily related to the implementation of the global ERP system, which are included in SG&A.
(4)Third-party professional services and consulting fees related to post-implementation system remediation.
(5)In the fourth quarter of 2024 and 2023, Other adjustments are comprised of individually immaterial items deemed by management to be unusual, infrequent, or non-recurring.
(6)The Constant Currency (Non-GAAP) % Change excludes the impact of foreign currency translation effects when comparing current results to the prior year. In calculating the Constant Currency (Non-GAAP) % Change, the current year results are translated at the average exchange rate for the prior year period, which in this case was 1 Euro to 1.0766 USD. Refer to further discussion in “Non-GAAP Measures.”

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation and Comparison of GAAP Statement of Operations Data to Non-GAAP EBITDA and AEBITDA
For the Year Ended December 31, 2024 and 2023 (in millions)
Please refer to our discussion and definitions of Non-GAAP financial measures
Dollar amounts are presented in millions. “NM” represents “not meaningful.”

	Non-GAAP Measures				Constant Currency (Non-GAAP) % Change (6)
	Year Ended December 31,
	2024	2023	$ Change	% Change
Net loss	$(18.7)	$(27.1)	$8.4	(31.0)	(30.6)

Depreciation and amortization expense – COS	30.2	35.8	(5.6)	(15.6)
Depreciation and amortization expense – D&A	35.1	33.8	1.3	3.8
Interest expense	28.6	24.3	4.3	17.7
Income tax benefit	(5.0)	(4.2)	(0.8)	19.0
EBITDA(1)	70.2	62.6	7.6	12.1	12.0

Adjustments(2):
Foreign currency gain	(1.6)	(0.3)	(1.3)	433.3
Non-cash impairment losses	1.2	1.5	(0.3)	(20.0)
M&A, restructuring, severance	8.3	5.8	2.5	43.1
Stock-based compensation expense	6.3	(10.2)	16.5	(161.8)
Amortization of cloud-based software implementation costs(3)	3.6	3.0	0.6	20.0
Cloud-based software implementation costs(4)	2.3	4.3	(2.0)	(46.5)
SOX remediation costs	5.4	4.2	1.2	28.6
Loss on extinguishment of debt	4.8	—	4.8	NM
Gain on sale of patents	(5.4)	—	(5.4)	NM
Patent litigation settlement	(16.1)	—	(16.1)	NM
Unrealized loss on strategic investments	0.4	—	0.4	NM
Other adjustments(5)	4.4	2.5	1.9	76.0
AEBITDA (1)	$83.8	$73.4	$10.4	14.2	14.3
_________________________________________________
(1)Reconciliations of EBITDA and AEBITDA are to net loss, the nearest GAAP equivalent.
(2)Adjustments are related to non-cash unusual or infrequent costs such as: effects of non-cash foreign currency remeasurement or adjustment; impairment of returned machines; costs associated with the evaluation of acquisitions; costs associated with executive severance; costs associated with restructuring actions such as plant rationalization or realignment, reorganization, and reductions in force; costs associated with the implementation of the global ERP system; and other items deemed by management to be unusual, infrequent, or non-recurring.
(3)Represents amortization of capitalized costs primarily related to the implementation of the global ERP system, which are included in SG&A.
(4)Third-party professional services and consulting fees related to post-implementation system remediation.
(5)In 2024, Other adjustments includes $1.8 million related to non-recurring costs incurred from the outsourcing of paper conversion services. Other adjustments also includes $0.8 million for legal expenses and fees primarily related to the Company’s patent litigation, which was settled in the second quarter of 2024. The remaining $1.8 million is comprised of individually insignificant items. In 2023, Other adjustments are largely comprised of $1.6 million in legal expenses and fees, primarily related to the Company’s patent litigation, which was settled in the second quarter of 2024. The remaining $0.9 million of Other adjustments is comprised of individually insignificant items.
(6)The Constant Currency (Non-GAAP) % Change excludes the impact of foreign currency translation effects when comparing current results to the prior year. In calculating the Constant Currency (Non-GAAP) % Change, the current year results are translated at the average exchange rate for the prior year period, which in this case was 1 Euro to 1.0818 USD. Refer to further discussion in “Non-GAAP Measures.”